UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2015 (July 15 , 2015)

EVER-GLORY INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	000-28806	65-0420156
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Ever-Glory Commercial Center,

509 Chengxin Road, Jiangning Development Zone,

Nanjing, Jiangsu Province,

Peoples Republic of China

 (Address of Principal Executive Offices) (Zip code)

(8625) 5209-6889

 (Registrant’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5. 07  Submission of Matters to a Vote of Security Holders.

On July 15, 2015 Beijing time (which is July 14, 2015 EST), Ever-Glory International Group, Inc., (the “Company”) held its 2015 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, a majority of the Company’s shares of common stock represented at the Annual Meeting and voting on each proposal voted to approve the following proposals:

1.	To elect Edward Yihua Kang, Jiajun Sun, Zhixue Zhang, Jianhua Wang and Merry Tang as directors to serve for a one-year term that expires at the next annual meeting of stockholders, or until their successors are elected and qualified or until their earlier resignation or removal;

2.	To approve the Company’s 2014 Equity Incentive Plan; and

3.	To ratify the appointment of GHP Horwath P.C. as our independent auditor to audit the financial statements for the fiscal year ended on December 31, 2014 and to review the three quarterly financial statements ended on September 30, 2015.

All matters voted on at the Annual Meeting were approved as recommended by the Board of Directors of the Company.  The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below.  The Company’s inspector of election reported the final vote of the stockholders as follows:

	For	Against	Withheld	Abstain	Broker Non-Votes
Election of Directors
EDWARD YIHUA KANG	10,849,030	0	33,518	-	932,120
JIAJUN SUN	10,849,040	0	33,508	-	932,120
MERRTY TANG	10,765,394	0	117,154	-	932,120
JIANHUA WANG	10,849,040	0	33,508	-	932,120
ZHIXUE ZHANG	10,765,394	0	117,154	-	932,120

To approve the Company’s 2014 Equity Incentive Plan;	10,817,302	14,262	-	50,984	932,120

Ratification of Appointment of Independent registered public accounting firm	11,807,341	6,827	-	500	0

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Date: July 16 , 2015	By:	/s/ Edward Yihua Kang
Edward Yihua Kang
Chief Executive Officer